Exhibit 99.1

                       [LETTERHEAD OF GILMAN CIOCIA, INC.]


FOR IMMEDIATE RELEASE
Contact:
Samantha Rider
Director, Public Relations
Gilman Ciocia, Inc.
Tel: 845.485.3338, ext. 4218
Email: samantha.rider@gilcio.com


Gilman Ciocia, Inc. Common Stock Now Trading on OTC Bulletin Board Under "GTAX.OB" Symbol

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POUGHKEEPSIE, N.Y., April 25, 2008 - Gilman Ciocia, Inc. (OTC BB: GTAX.OB) today announced that its common stock is now trading under the ticker symbol GTAX.OB on the Over-the-Counter (OTC) Bulletin Board market. The Financial Industry Regulatory Authority (FINRA) cleared the request of vFinance Investments, Inc. for an unpriced quotation on the OTC Bulletin Board for Gilman Ciocia, Inc. common stock. The stock began trading on the OTC Bulletin Board on April 24, 2008.

About Gilman Ciocia, Inc.

Gilman Ciocia, Inc. is a leading provider of federal, state and local tax preparation services with offices in New York, New Jersey, and Florida. Founded in 1982, Gilman Ciocia caters to middle and upper income taxpayers who face an increasingly complicated tax code and must choose from a growing array of investment options. Gilman Ciocia is a member of the National Association of Tax Professionals and is recognized among the Top 40 accounting firms nationwide in 2006 by Accounting Today Magazine. Visit www.gtax.com or call 1-800-TAX-TEAM for more information and to find the office closest to you.

Securities offered through Prime Capital Services, Inc. Member FINRA/SIPC. Gilman Ciocia and Prime Capital Services, Inc. are affiliated entities. Neither offers legal advice.


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